UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254	27-3051592
(Commission File No.)	(IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02 Unregistered Sales of Equity Securities

On February 4, 2014, the Company issued 24,212,121 shares of its Class A Common stock at an applicable conversion price of $0.00033. Asher Enterprises converted $7,990 of its note convertible dated May 13, 2013. There is $16,020 remaining on the note. This represents the last remaining note outstanding payable to Asher Enterprises. Once this note is fully converted or paid off, the Company will no longer have any outstanding notes payable to Asher Enterprises.

On February 7, 2014, the Company issued 25,000,000 shares of its Class A Common stock at an applicable conversion price of $0.0003. SC Capital converted $7,500 of its note convertible dated March 7, 2013. There is $0 remaining on the note.

Item 8.01 Other Events

(a)
The Company has fully responded to DTC and has been informed by the Company’s counsel that the questions have been fully resolved. The Company is currently awaiting confirmation from DTC that the their questions have been fully answered and resolved.

(b)	The Company increased its authorized shares to 1,000,000,000 shares of Class A Common Stock

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Graystone Company, Inc.

Dated: February 10, 2014	By:	/s/ Paul Howarth
Name: Paul Howarth
Title: CEO

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